UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 6, 2013

Global Technologies Group, Inc.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

333-120908
(Commission File Number)

20-1354562
(IRS Employer Identification No.)

1304 N Lakeshore Drive, Sarasota, Florida 34231
(Address of principal executive offices and Zip Code)

941-685-1616
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Event

On August 6, 2013 Sarasota, Florida. Global Technologies Group, Inc. (GTGP.PK) James Fallacaro, President announced that GLOBAL has negotiated a sale of the company contingent upon shareholder approval and will move to close upon conclusion of the vote. The terms of the sale will be fully disclosed in the voting statement and the shares held by Ms. Fallacaro will abstain from voting as this will be a non-arm’s length transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL TECHNOLOGIES GROUP, INC.

Date: August 6, 2013	By:	/s/ James Fallacaro
James Fallacaro
Chief Executive Officer, President & Director

Global Technologies Group

GLOBAL TECHNOLOGIES GROUP, INC. HAS NEGOTIATED AN AQUISITON OF THE COMPANY AND UPCOMING SHAREHOLDER VOTE

August 6, 2013 Sarasota, Florida. Global Technologies Group, Inc. (GTGP.PK) James Fallacaro, President announced that GLOBAL has negotiated a sale of the company contingent upon shareholder approval and will move to close upon conclusion of the vote. The terms of the sale will be fully disclosed in the voting statement and the shares held by Ms. Fallacaro will abstain from voting as this will be a non-arm’s length transaction.

Global Technologies Group, Inc. (GLOBAL) is a company that is in the business of acquiring exclusive licenses and distribution and reseller contracts on proven technologies in the environmental, green and war fighter industries. The criteria for the licensing or distribution agreements of the technologies are: they must be proven, validated and in use. The business plan of Global is to sublicense the technologies it acquires to companies in Countries covered under the original license grants and for its own use. For our exclusive distribution and reseller agreements, we partner with appropriate representatives in the covered countries for resale of turn key projects. Currently, J3 Advanced Engineering Technologies, Inc. is the exclusive marketing company for Global.

Contact: JAMES FALLACARO

FALLACARO1@VERIZON.NET
941-685-1616
WWW.GLBTECH.COM

Global Technologies Group, Inc.  1304 North Lakeshore Dr. Sarasota, Fl 34231
941-685-1616   FAX 941-847-0909 WWW.GLBTECH.COM